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Exhibit 5.1

        [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]

October 1, 2003

The Navigators Group, Inc.
One Penn Plaza
New York, NY 10119

    Re:
    The Navigators Group, Inc.
    Registration Statement on Form S-3

Dear Sirs:

        We have acted as counsel to The Navigators Group, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-3, as amended (File No. 333-108424) (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to an offering (the "Offering") of shares of the Registrant's common stock, par value $0.10 per share (the "Common Stock"), by the Registrant and the selling stockholders named under the caption "Selling Stockholders" in the Registration Statement (such shares of Common Stock, including any shares that may be sold upon exercise of the underwriters' over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, the "Shares").

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

        Based upon the foregoing and subject to the qualifications contained herein, we are of the opinion that (a) when Registration Statement becomes effective and certificates for the Shares to be sold by the Registrant have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the underwriting agreement (a form of which is filed as Exhibit 1 to the Registration Statement), the Shares to be sold by the Company will be validly issued, fully paid and non-assessable under the laws of the State of Delaware, and (b) the Shares to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable under the laws of the State of Delaware.

        We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution) and the federal laws of the United States of America. We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Shares. Without limiting the generality of the foregoing, we express no opinion in connection with matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Validity of the Common Stock" in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                        Very truly yours,
                        /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.

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  Exhibit 5.1